Exhibit 3.4

Form 424 (revised 12/09)		This space reserved for office use. FILED In the Office of the Secretary of State of Texas Mar 23 2011 Corporations Section
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX. 512-463-5709 Filing Fee: $150
Certificate of Amendment

Entity Information

The name of the filing entity is:

Universal Media Corporation
State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name.

The filing entiry is a: (select the appropriate entity type below)

☒	For-profit Corporation	Professional Corporation
	Nonprofit Corporation	Professional Limited Liability Company
	Cooperative Association	Professional Association
	Limited Liability Company	Limited Partnership

The filing number issued to the corporation by the secretary of State is. 800064079

The date of formation of the entity is:  March 13, 2002

Amendments

1. Amended Name
(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement.)

The amendment changes the articles of incorporation to change the article that names the corporation The article in the Articles of Incorporation is amended to read as follows.

The name of the corporation is (state the new name of the corporation below)

UMED Holdings, Inc.
The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state.  A preliminary check for “name availability is recommended.

 2 —Amended Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation.  The article is amended to read as follows:

Registered Agent
(complete either A or B, but not both. Also complete C )

☐A. The registered agent is an organization (cannot be corporation named above) by the name of:

☐B. The registered agent is an individual resident of the state whose name is

First Name	M.I.	Last Name	Suffix

C.  The business address of the registered agent and the registered office address is

119 Woodstream CT.	Cresson	TX	76035
Street Address (No P.O. Box)	City	State	Zip Code

3 — Other Added, Altered, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form.  Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Delete each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.

B. ☐     This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is _______________.

C. ☐     This document takes effect upon the occurence of a future event or fact, other than the passage of time.  The 90th day after the date of signing is: __________________________________.
The following event or fact will cause the document to take effect in the manner described below:

_______________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of false or fraudulent document.

March 23, 2011	/s/ Randy Moseley, CEO/CFO
Date	Signature of authorized person

Randy Moseley, CEO/CFO
Printed or typed name of authorized person (see instructions)